EXHIBIT 3.04

                                STATE OF DELAWARE
                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Morgan Stanley Spectrum Currency L.P.

SECOND: Article Third of the Certificate of Limited Partnership shall be amended to read in full as follows:

      "Third. General Partner. The name and mailing address of the sole general partner of the Partnership is Demeter Management LLC, 522 Fifth Avenue, 13th Floor, New York, NY 10036."

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 1st day of June, 2009.


                                        DEMETER MANAGEMENT LLC
                                        General Partner


                                        By: /s/ Walter J. Davis
                                            ------------------------------------
                                            Walter J. Davis
                                            President